HORIZON HEALTHCARE CORPORATION
EXHIBIT 11.1
STATEMENT RE COMPUATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE EARNINGS)

Common and Common Equivalents:

                                                  Three months ended             Six months ended
                                                      November 30,                  November 30,
                                                1994           1993           1994           1993
                                             ----------     ----------     ----------     ----------
Net Earnings                                 $    7,105     $    3,500     $   13,687     $    6,316
                                             ----------     ----------     ----------     ----------
                                             ----------     ----------     ----------     ----------
Applicable Common Shares:

  Weighted average outstanding
  shares during the period                       23,868         12,934         23,411         12,133

  Weighted average shares
  issuable upon exercise of
  common stock equivalents
  outstanding (principally stock
  options and warrants using the
  treasury stock method)                            724            599            704            569
                                             ----------     ----------     ----------     ----------

Total                                            24,592         13,533         24,115         12,702
                                             ----------     ----------     ----------     ----------
                                             ----------     ----------     ----------     ----------
NET EARNINGS PER SHARE                       $     0.29     $     0.26     $     0.57     $     0.49
                                             ----------     ----------     ----------     ----------
                                             ----------     ----------     ----------     ----------

HORIZON HEALTHCARE CORPORATION
EXHIBIT 11.1
STATEMENT RE COMPUATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE EARNINGS)

Assuming Full Dilution:

                                                  Three months ended           Six months ended
                                                      November 30,                November 30,
                                                1994           1993           1994          1993
                                             ----------     ----------     ----------     ----------
Net Earnings                                 $    7,105     $    3,500     $   13,687     $    6,316

Interest on subordinated convertible
  notes, net of income taxes                          0            553              0          1,120
                                             ----------     ----------     ----------     ----------

Earnings used for computation of
  per share earnings                         $    7,105     $    4,053     $   13,687     $    7,436
                                             ----------     ----------     ----------     ----------
                                             ----------     ----------     ----------     ----------

Applicable Common Shares:

  Weighted average outstanding
  shares during the period                       23,868         12,934         23,411         12,133

  Weighted average shares
  issuable upon exercise of
  common stock equivalents
  outstanding (principally stock
  options and warrants using the
  treasury stock method and
  subordinated convertible notes in 1993)           724          5,163            704          5,112
                                             ----------     ----------     ----------     ----------

Total                                            24,592         18,097         24,115         17,245
                                             ----------     ----------     ----------     ----------
                                             ----------     ----------     ----------     ----------

NET EARNINGS PER SHARE                       $     0.29     $     0.22     $     0.57     $     0.43
                                             ----------     ----------     ----------     ----------
                                             ----------     ----------     ----------     ----------